EXHIBIT 99.1

PRESS RELEASE

Press Contact:	Investor Relations Contact:
Sandra Wheatley Smerdon	Liz Lemon
Cisco Systems, Inc.	Cisco Systems, Inc.
(408) 525-9819	(408) 527-8452
swheatle@cisco.com	lemon@cisco.com

CISCO SYSTEMS REPORTS FOURTH QUARTER AND FISCAL YEAR 2006 EARNINGS

•	Q4 Net Sales: $7.98 billion

•	Q4 Net Income: $1.5 billion GAAP; $1.9 billion non-GAAP

•	Q4 Earnings Per Share: $0.25 GAAP; $0.30 non-GAAP

•	FY’06 Net Sales: $28.5 billion

•	FY’06 Net Income: $5.6 billion GAAP; $6.9 billion non-GAAP

•	FY’06 Earnings Per Share: $0.89 GAAP; $1.10 non-GAAP

SAN JOSE, Calif. — August 8, 2006 — Cisco Systems, Inc., the worldwide leader in networking for the Internet, today reported its fourth quarter and fiscal year results for the periods ended July 29, 2006.

Net sales for the fourth quarter of fiscal 2006 were $7.98 billion, compared with $6.6 billion for the fourth quarter of fiscal 2005 and compared with $7.3 billion for the third quarter of fiscal 2006. Scientific-Atlanta, Inc., acquired during Cisco’s third quarter of fiscal 2006 on February 24, 2006, contributed $582 million to net sales for the fourth quarter of fiscal 2006.

Net income for the fourth quarter of fiscal 2006, on a generally accepted accounting principles (GAAP) basis, was $1.5 billion or $0.25 per share, which includes stock-based compensation expense related to employee stock options and employee stock purchases of $152 million, net of tax, or $0.02 per share. Net income prior to fiscal 2006 did not include stock-based compensation expense related to employee stock options and employee stock purchases. Including the pro forma stock-based compensation expense previously disclosed in Cisco’s financial statements footnotes, net income for the fourth quarter of fiscal 2005 was $1.3 billion or $0.20 per share. Net income for the third quarter of fiscal 2006, on a GAAP basis, was $1.4 billion or $0.22 per share, which includes stock-based compensation expense related to employee stock options and employee stock purchases of $188 million, net of tax, or $0.03 per share. Refer to the table on page 10 for a comparison of net income, including the effect of stock-based compensation expense. Net income on a GAAP basis, which does not include the effect of stock-based compensation expense, for the fourth quarter of fiscal 2005 was $1.5 billion or $0.24 per share.

Non-GAAP net income for the fourth quarter of fiscal 2006 was $1.9 billion or $0.30 per share, compared with $1.6 billion or $0.25 per share for the fourth quarter of fiscal 2005, and compared with $1.8 billion or $0.29 per share for the third quarter of fiscal 2006. A reconciliation between net income on a GAAP basis and non-GAAP net income is provided in a table on page 6.

Net sales for fiscal 2006 were $28.5 billion, compared with $24.8 billion for fiscal 2005. Scientific-Atlanta contributed $989 million to net sales for fiscal 2006.

Net income for fiscal 2006, on a GAAP basis, was $5.6 billion or $0.89 per share, which includes stock-based compensation expense related to employee stock options and employee stock purchases of $756 million, net of tax, or $0.12 per share. Including the pro forma stock-based compensation expense previously disclosed in Cisco’s financial statements footnotes, net income for fiscal 2005 was $4.7 billion or $0.71 per share. Net income on a GAAP basis, which does not include the effect of stock-based compensation expense, for fiscal 2005 was $5.7 billion or $0.87 per share.

Non-GAAP net income for fiscal 2006 was $6.9 billion or $1.10 per share, compared with $6.1 billion or $0.92 per share for fiscal 2005.

During the fourth quarter of fiscal 2006, Cisco completed the acquisitions of Audium Corporation and Metreos Corporation, and purchased selected assets of OpGate, Ltd.

“Cisco delivered a record quarter across the board, ending a fiscal year that demonstrated our strong momentum and balance across geographies, products and customer segments,” said John Chambers, president and CEO, Cisco Systems. “It’s clear we are executing well and on target against our long-term strategy and our vision of the network enabling almost all forms of communications and IT. Our vision and unique ability to innovate and capture market transitions are why we believe we are poised for continued growth. Not only is the network becoming the primary driver of IT and communications, it is becoming the platform for life’s experiences. Our ability to anticipate these changes and execute on our strategy is increasing our market share as well as our share of our customers’ total IT spend.”

Cisco will discuss fourth quarter and fiscal year 2006 results and business outlook on a conference call and Webcast at 1:30 p.m. Pacific Time today. Call information and related charts are available at http://investor.cisco.com.

Financial Highlights

•	Cash flows from operations were $2.3 billion for the fourth quarter of fiscal 2006, compared with $2.4 billion for the fourth quarter of fiscal 2005, and compared with $2.3 billion for the third quarter of fiscal 2006. Cash flows from operations were $7.9 billion for fiscal 2006, compared with $7.6 billion for fiscal 2005.

•	Cash and cash equivalents and investments were $17.8 billion at the end of fiscal 2006, compared with $16.1 billion at the end of fiscal 2005, and compared with $18.2 billion at the end of the third quarter of fiscal 2006.

•	During the fourth quarter of fiscal 2006, Cisco repurchased 139 million shares of common stock at an average price of $20.35 per share for an aggregate purchase price of $2.8 billion. During fiscal 2006, Cisco repurchased 435 million shares of common stock at an average price of $19.07 per share for an aggregate purchase price of $8.3 billion. As of July 29, 2006, Cisco had repurchased and retired 1.9 billion shares of Cisco common stock at an average price of $18.36 per share for an aggregate purchase price of approximately $35.4 billion since the inception of the stock repurchase program.

•	Days sales outstanding (DSO) in accounts receivable at the end of the fourth quarter of fiscal 2006 were 38 days, compared with 31 days at the end of the fourth quarter of fiscal 2005, and compared with 36 days at the end of the third quarter of fiscal 2006.

•	Inventory turns on a GAAP basis were 8.5 in the fourth quarter of fiscal 2006, compared with 6.6 in the fourth quarter of fiscal 2005, and compared with 7.7 in the third quarter of fiscal 2006. Non-GAAP inventory turns were 8.3 in the fourth quarter of fiscal 2006, compared with 7.4 in the third quarter of fiscal 2006.

“We are very pleased with our performance for the fourth quarter and fiscal year 2006,” said Dennis Powell, chief financial officer, Cisco Systems. “Revenue for both Cisco stand-alone and Scientific Atlanta exceeded our expectations this quarter, highlighting the strength we saw across geographies, product categories and customer segments. Operational results also showed momentum, with solid growth in operating income stemming from enhanced financial leverage with strong gross margins and improved operating expense productivity.”

Business Highlights

•	Cisco’s core enterprise networking platform, the Cisco Catalyst 6500, surpassed $20 billion in sales.

•	Cisco Unified Communications adoption continued to accelerate with more than 8 million Cisco Unified IP Phones shipped worldwide, with the milestone phone purchased by Deutsche Bank.

•	More than 60 service providers have adopted the Cisco Carrier Routing System, or CRS-1, in the first two years since its introduction.

•	China Telecom selected the Cisco IP Next-Generation Network (IP NGN) architecture as the foundation of its 2006 ChinaNet network expansion and named Cisco as the primary equipment provider.

•	Cisco’s enterprise customer installed base surpassed the 3 million wireless access points (APs) milestone.

•	University Hospitals Health System, which has more than 23,500 physicians, nurses and support staff at more than 150 locations in northeastern Ohio, selected Cisco to provide a converged IP communications system.

•	Linksys announced its first Wireless-G IP Phones designed to enable users to make low-cost VoIP calls through 802.11g wireless networks.

•	Rainbow Media Holdings LLC, a subsidiary of Cablevision Systems Corporation, selected multiple Scientific Atlanta PowerVu™ digital content distribution systems for the analog-to-digital migration of North American programming delivery to its affiliates.

Editor’s Note:

•	Q4 and FY’06 conference call to discuss Cisco’s results along with its business outlook to be held at 1:30 p.m. Pacific Time, Tuesday, August 8, 2006. Conference call number is 888-848-6507 (United States); 212-519-0847 (international).

•	Conference call replay will be available from 4:30 p.m. Pacific Time, August 8, 2006 to 4:30 p.m. Pacific Time, August 15, 2006 at 866-357-4205 (United States); 203-369-0122 (international). The replay is also available from August 8, 2006 through October 20, 2006 on the Cisco Investor Relations Website at http://www.cisco.com/go/investors .

•	Additional information regarding Cisco’s financials as well as a Webcast of the conference call with visuals designed to guide participants through the call will be available at 1:30 p.m. Pacific Time, August 8, 2006. Text of the conference call’s prepared remarks will be available within 24 hours of completion of the call. The Webcast will include both the prepared remarks and the question-and-answer session. This information, along with GAAP reconciliation information, will be available on the Cisco Investor Relations Website at http://www.cisco.com/go/investors.

•	A Q&A with Cisco’s CEO and CFO on Q4 and FY’06 results will be available at http://newsroom.cisco.com.

About Cisco Systems

Cisco Systems, Inc. (NASDAQ: CSCO) is the worldwide leader in networking for the Internet. Information about Cisco can be found at http://www.cisco.com. For ongoing news, visit http://newsroom.cisco.com .

# # #

This release may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, statements regarding future events and the future financial performance of Cisco that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors, including: business and economic conditions and growth trends in the networking industry and in various geographic regions; global economic conditions and uncertainties in the geopolitical environment; overall information technology spending; the growth of the Internet and levels of capital spending on Internet-based systems; variations in customer demand for products and services, including sales to the service provider market; the timing of orders and manufacturing and customer lead times; changes in customer order patterns or customer mix; insufficient, excess or obsolete inventory; variability of component costs; variations in sales channels, product costs or mix of products sold; our ability to successfully acquire businesses and technologies and to successfully integrate and operate these acquired businesses and technologies including the businesses and technologies of Scientific-Atlanta, Inc.; increased competition in the networking industry; dependence on the introduction and market acceptance of new product offerings and standards; rapid technological and market change; manufacturing and sourcing risks, including risks relating to our transition to a new manufacturing model; product defects and returns; litigation involving patents, intellectual property, antitrust, shareholder and other matters; natural catastrophic events; a pandemic or epidemic; achievement of the benefits anticipated from our investments in sales and engineering activities; our ability to recruit and retain key personnel; our ability to manage financial risk; currency fluctuations and other international factors; potential volatility in operating results and other factors listed in Cisco’s most recent reports on Form 10-K, 10-Q and 8-K. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in Cisco’s most recent report on Form 10-Q and report on Form 8-K filed on February 10, 2006, each as it may be amended from time to time. Cisco’s results of operations for the three and twelve months ended July 29, 2006 are not necessarily indicative of Cisco’s operating results for any future periods. Any projections in this release are based on limited information currently available to Cisco, which is subject to change. Although any such projections and the factors influencing them will likely change, Cisco will not necessarily update the information, since Cisco will only provide guidance at certain points during the year. Such information speaks only as of the date of this release.

This release includes non-GAAP net income, non-GAAP net income per share data, non-GAAP shares used in net income per share calculation and non-GAAP inventory turns.

These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Cisco believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Cisco’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Cisco’s results of operations in conjunction with the corresponding GAAP measures.

Cisco believes that the presentation of non-GAAP net income, non-GAAP net income per share data and non-GAAP shares used in net income per share calculation, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and results of operations. In addition, Cisco believes that the presentation of non-GAAP inventory turns provides useful information to investors and management regarding financial and business trends relating to inventory management based on the operating activities of the period presented.

For its internal budgeting process, Cisco’s management uses financial statements that do not include stock-based compensation expense related to employee stock options and employee stock purchases, impact to cost of sales from purchase accounting adjustments to inventory, payroll tax on stock option exercises, compensation expense related to acquisitions and investments, in-process research and development, amortization of purchased intangible assets, (gain) loss on publicly traded equity securities and the income tax effects of the foregoing. Cisco’s management also uses the foregoing non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the financial results of Cisco.

For additional information on the items excluded by Cisco from one or more of its non-GAAP financial measures we refer you to the Form 8-K regarding this release furnished today with the Securities and Exchange Commission.

Copyright© 2006 Cisco Systems, Inc. All rights reserved. Cisco, Cisco Systems, the Cisco Systems logo and Catalyst are registered trademarks or trademarks of Cisco Systems, Inc. and/or its affiliates in the U.S. and certain other countries.

All other trademarks mentioned in this document are the property of their respective owners. The use of the word partner does not imply a partnership relationship between Cisco and any other company.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per-share amounts)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	July 29, 2006	July 30, 2005	July 29, 2006	July 30, 2005
NET SALES:
Product	$6,734	$5,525	$23,917	$20,853
Service	1,250	1,056	4,567	3,948

Total net sales	7,984	6,581	28,484	24,801

COST OF SALES:
Product	2,396	1,746	8,114	6,758
Service	443	367	1,623	1,372

Total cost of sales	2,839	2,113	9,737	8,130

GROSS MARGIN	5,145	4,468	18,747	16,671

OPERATING EXPENSES:
Research and development	1,064	883	4,067	3,322
Sales and marketing	1,600	1,269	6,031	4,721
General and administrative	311	257	1,169	959
Amortization of purchased intangible assets	179	56	393	227
In-process research and development	1	6	91	26

Total operating expenses	3,155	2,471	11,751	9,255

OPERATING INCOME	1,990	1,997	6,996	7,416
Interest income, net	143	153	607	552
Other income, net	13	3	30	68

Interest and other income, net	156	156	637	620

INCOME BEFORE PROVISION FOR INCOME TAXES	2,146	2,153	7,633	8,036
Provision for income taxes	602	613	2,053	2,295

NET INCOME	$1,544	$1,540	$5,580	$5,741

Net income per share:
Basic	$0.25	$0.24	$0.91	$0.88

Diluted	$0.25	$0.24	$0.89	$0.87

Shares used in per-share calculation:
Basic	6,081	6,366	6,158	6,487

Diluted	6,187	6,480	6,272	6,612

Net income for the fourth quarter and fiscal 2006 included stock-based compensation expense related to employee stock options and employee stock purchases, net of tax, of $152 and $756 respectively, under SFAS 123(R). There was no stock-based compensation expense related to employee stock options and employee stock purchases under SFAS 123 in fiscal 2005 because the Company did not adopt the recognition provisions of SFAS 123.

Net income including pro forma stock-based compensation expense as previously disclosed in Cisco’s financial statements footnotes for the fourth quarter and fiscal 2005 was $1.3 billion or $0.20 per diluted share and $4.7 billion or $0.71 per diluted share, respectively. Please refer to the table on page 10 for a comparison of net income including the effect of stock-based compensation expense.

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME

(In millions)

	Three Months Ended		Twelve Months Ended
	July 29, 2006	July 30, 2005	July 29, 2006	July 30, 2005
GAAP net income	$1,544	$1,540	$5,580	$5,741
Stock-based compensation expense related to employee stock options and employee stock purchases	211	—	1,050	—
Impact to cost of sales from purchase accounting adjustments to inventory	4	—	26	—
Payroll tax on stock option exercises	2	5	15	12
Compensation expense related to acquisitions and investments	21	39	123	165
In-process research and development	1	6	91	26
Amortization of purchased intangible assets	215	56	453	227
(Gain) on publicly traded equity securities	—	—	—	(53)
Income tax effect	(126)	(20)	(452)	(61)

Non-GAAP net income	$1,872	$1,626	$6,886	$6,057

For the three month period ended April 29, 2006, non-GAAP net income and non-GAAP net income per share excluded the following items: stock-based compensation expense related to employee stock options and employee stock purchases of $261; impact to cost of sales from purchase accounting adjustments to inventory of $22; payroll tax on stock option exercises of $8; compensation expense related to acquisitions and investments of $32; in-process research and development of $88; amortization of purchased intangible assets of $123 million; and income tax effect of ($121).

RECONCILIATION OF SHARES USED IN THE CALCULATION OF

GAAP TO NON-GAAP DILUTED NET INCOME PER SHARE

(In millions)

	Three Months Ended		Twelve Months Ended
	July 29, 2006	July 30, 2005	July 29, 2006	July 30, 2005
Diluted shares used in per-share calculation – GAAP	6,187	6,480	6,272	6,612
Effect of SFAS 123(R)	(6)	—	(13)	—

Diluted shares used in per-share calculation — Non-GAAP	6,181	6,480	6,259	6,612

For the three month period ended April 29, 2006, diluted shares used in per-share calculation – GAAP and Non-GAAP were 6,289 and 6,291, respectively. Diluted shares used in per-share calculation – Non-GAAP excluded the effect of SFAS 123(R).

RECONCILIATION OF COST OF SALES USED IN NON-GAAP INVENTORY TURNS

(In millions)

	Three Months Ended
	July 29, 2006	April 29, 2006
GAAP cost of sales	$2,839	$2,596
Stock-based compensation expense related to employee stock options and employee stock purchases	(31)	(39)
Impact to cost of sales from purchase accounting adjustments to inventory	(4)	(22)
Amortization of purchased intangible assets	(36)	(24)

Non-GAAP cost of sales	$2,768	$2,511

CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	July 29, 2006	July 30, 2005
ASSETS
Current assets:
Cash and cash equivalents	$3,297	$4,742
Investments	14,517	11,313
Accounts receivable, net of allowance for doubtful accounts of $175 at July 29, 2006 and $162 at July 30, 2005	3,303	2,216
Inventories	1,371	1,297
Deferred tax assets	1,604	1,475
Prepaid expenses and other current assets	1,584	967

Total current assets	25,676	22,010

Property and equipment, net	3,440	3,320
Goodwill	9,227	5,295
Purchased intangible assets, net	2,161	549
Other assets	2,811	2,709

TOTAL ASSETS	$43,315	$33,883

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$880	$735
Income taxes payable	1,744	1,511
Accrued compensation	1,516	1,317
Deferred revenue	4,408	3,854
Other accrued liabilities	2,765	2,094

Total current liabilities	11,313	9,511

Long-term debt	6,332	—
Deferred revenue	1,241	1,188
Other long-term liabilities	511	—

Total liabilities	19,397	10,699

Minority interest	6	10
Shareholders’ equity	23,912	23,174

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$43,315	$33,883

Note:

Long-term investments and the related deferred taxes on unrealized gains and losses on investments as of July 30, 2005 have been reclassified to current assets in order to conform to the current period’s presentation.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Twelve Months Ended
	July 29, 2006	July 30, 2005
Cash flows from operating activities:
Net income	$5,580	$5,741
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,293	1,020
Stock-based compensation expense related to employee stock options and employee stock purchases	1,050	—
Stock-based compensation expense related to acquisitions and investments	87	154
Provision for doubtful accounts	24	—
Provision for inventory	162	221
Deferred income taxes	(343)	55
Tax benefits from employee stock option plans	—	35
Excess tax benefits from stock-based compensation	(432)	—
In-process research and development	91	26
Net (gains) losses and impairment charges on investments	(124)	(95)
Other	31	—
Change in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(913)	(373)
Inventories	(41)	(305)
Prepaid expenses and other current assets	(300)	(58)
Lease receivables, net	(171)	(163)
Accounts payable	(43)	62
Income taxes payable	743	947
Accrued compensation	150	(154)
Deferred revenue	575	541
Other accrued liabilities	480	(86)

Net cash provided by operating activities	7,899	7,568

Cash flows from investing activities:
Purchases of investments	(21,732)	(20,314)
Proceeds from sales and maturities of investments	18,480	24,630
Acquisition of property and equipment	(772)	(692)
Acquisition of businesses, net of cash and cash equivalents	(5,399)	(911)
Change in investments in privately held companies	(186)	(171)
Purchase of minority interest of Cisco Systems, K.K. (Japan)	(25)	(34)
Other	(10)	106

Net cash (used in) provided by investing activities	(9,644)	2,614

Cash flows from financing activities:
Issuance of common stock	1,682	1,087
Repurchase of common stock	(8,295)	(10,235)
Issuance of debt	6,481	—
Excess tax benefits from stock-based compensation	432	—
Other	—	(14)

Net cash provided by (used in) financing activities	300	(9,162)

Net (decrease) increase in cash and cash equivalents	(1,445)	1,020
Cash and cash equivalents, beginning of period	4,742	3,722

Cash and cash equivalents, end of period	$3,297	$4,742

Note:

Certain reclassifications have been made to prior period balances in order to conform to the current period’s presentation.

ADDITIONAL FINANCIAL INFORMATION

(In millions)

(Unaudited)

	July 29, 2006	July 30, 2005
CASH AND CASH EQUIVALENTS AND INVESTMENTS
Cash and cash equivalents	$3,297	$4,742
Fixed income securities	13,534	10,372
Publicly traded equity securities including mutual funds	983	941

Total	$17,814	$16,055

INVENTORIES
Raw materials	$131	$82
Work in process	377	431
Finished goods:
Distributor inventory and deferred cost of sales	423	385
Manufacturing finished goods	236	184

Total finished goods	659	569
Service-related spares	170	180
Demonstration systems	34	35

Total	$1,371	$1,297

PROPERTY AND EQUIPMENT, NET
Land, buildings, and leasehold improvements	$3,647	$3,492
Computer equipment and related software	1,352	1,244
Production, engineering, and other equipment	3,678	3,095
Operating lease assets	153	136
Furniture and fixtures	363	355

	9,193	8,322
Less, accumulated depreciation and amortization	(5,753)	(5,002)

Total	$3,440	$3,320

LEASE RECEIVABLES, NET (a)
Current	$308	$248
Noncurrent	464	353

Total	$772	$601

OTHER ASSETS
Deferred tax assets	$983	$1,308
Investments in privately held companies	574	421
Income tax receivable	279	277
Lease receivables, net	464	353
Other	511	350

Total	$2,811	$2,709

DEFERRED REVENUE
Service	$4,088	$3,618
Product
Unrecognized revenue on product shipments and other deferred revenue	1,156	1,201
Cash receipts related to unrecognized revenue from two-tier distributors	405	223

	1,561	1,424

Total	$5,649	$5,042

Reported as:
Current	$4,408	$3,854
Noncurrent	1,241	1,188

Total	$5,649	$5,042

Notes:

(a)	The current portion of lease receivables, net, is recorded in prepaid expenses and other current assets, and the noncurrent portion is recorded in other assets in the Consolidated Balance Sheets.

(b)	Certain reclassifications have been made to prior period balances in order to conform to the current period’s presentation.

ALLOCATION OF STOCK-BASED COMPENSATION EXPENSE RELATED TO EMPLOYEE STOCK OPTIONS AND EMPLOYEE STOCK PURCHASES

The following table summarizes stock-based compensation expense related to employee stock options and employee stock purchases which was allocated as follows (in millions):

	Three Months Ended		Twelve Months Ended
	July 29, 2006	July 30, 2005	July 29, 2006	July 30, 2005
Cost of sales – product	$9	$—	$50	$—
Cost of sales – service	22	—	112	—

Stock-based compensation expense included in cost of sales	31	—	162	—
Research and development	67	—	346	—
Sales and marketing	87	—	427	—
General and administrative	26	—	115	—

Stock-based compensation expense included in operating expenses	180	—	888	—
Total stock-based compensation expense related to employee stock options and employee stock purchases	211	—	1,050	—
Tax benefit	(59)	—	(294)	—

Stock-based compensation expense related to employee stock options and employee stock purchases, net of tax	$152	—	$756	—

COMPARISON OF NET INCOME INCLUDING THE EFFECT OF STOCK-BASED

COMPENSATION EXPENSE RELATED TO EMPLOYEE STOCK OPTIONS AND EMPLOYEE STOCK PURCHASES

UNDER SFAS 123(R) and SFAS 123

(In millions, except per-share amounts)

	Three Months Ended		Twelve Months Ended
	July 29, 2006	July 30, 2005	July 29, 2006	July 30, 2005
Net income – as reported for prior periods (1)	N/A	$1,540	N/A	$5,741
Stock-based compensation expense related to employee stock options and employee stock purchases	$(211)	(363)	$(1,050)	(1,628)
Tax benefit	$59	88	$294	594

Stock-based compensation expense related to employee stock options and employee stock purchases, net of tax (2)	$(152)	(275)	(756)	(1,034)

Net income, including the effect of stock-based compensation expense (3)	$1,544	$1,265	$5,580	$4,707

Diluted net income per share – as reported for prior periods (1)	N/A	$0.24	N/A	$0.87
Stock-based compensation expense related to employee stock options and employee stock purchases, net of tax, per share (2)	$(0.02)	$(0.04)	$(0.12)	$(0.16)

Diluted net income per share, including the effect of stock-based compensation expense (3)	$0.25	$0.20	$0.89	$0.71

Notes:

(1)	Net income and net income per share prior to fiscal 2006 did not include stock-based compensation expense related to employee stock options and employee stock purchases under SFAS 123 because Cisco did not adopt the recognition provisions of SFAS 123.

(2)	Stock-based compensation expense and stock-based compensation expense per share prior to fiscal 2006 is calculated based on the pro forma application of SFAS 123 as previously disclosed in Cisco’s financial statements footnotes.

(3)	Net income and net income per share prior to fiscal 2006 represents pro forma information based on SFAS 123 as previously disclosed in Cisco’s financial statements footnotes.